UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________

FORM 8-K/A
(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square
Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 2, 2011, Edgewater Technology, Inc. (the "Company") reported its preliminary results of operations for its fourth quarter and full year ended December 31, 2010. A copy of the press release issued by the Company concerning the foregoing preliminary results was furnished as Exhibit 99.1 (the “Preliminary Release”) to a Form 8-K report furnished to the SEC on March 2, 2011 (the “March 2, 2011 8-K”).

On March 31, 2011, Edgewater Technology, Inc. (the “Company”) reported its final results of operations for its fourth quarter and full year ended December 31, 2010, which reflect a $950 thousand non-operating, embezzlement related charge resulting from the identification of potential pre-acquisition sales and use tax liabilities arising from the Company's investigation of Fullscope’s embezzlement activity.   A copy of the press release issued by the Company concerning the foregoing final results is furnished herewith as Exhibit 99.1 (the “Final Release”) and is incorporated herein by reference in its entirety.  The Final Release furnished herewith supersedes in its entirety the Preliminary Release and this Form 8-K/A supersedes in its entirety the March 2, 2011 8-K.

The Final Release includes non-GAAP financial information concerning Adjusted EBITDA, and the limitations of such data and purposes for such presentation are set forth in the Final Release.

The information contained herein and in the accompanying exhibit is being “furnished,” as opposed to being “filed” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated hereafter by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report, including the exhibit incorporated herein, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Exhibit Number                                           Description of Exhibit

99.1	Edgewater Technology, Inc. Press Release dated March 31, 2011.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 31, 2011

EDGEWATER TECHNOLOGY, INC.

By: /s/ Timothy R. Oakes
Name:  Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)